As filed with the Securities and Exchange Commission on June 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRANDYWINE REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation or Organization)

23-2413352

(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 1800

Philadelphia, Pennsylvania

(Address of Principal Executive Offices)

19104

(Zip Code)

BRANDYWINE REALTY TRUST 2023 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Gerard H. Sweeney

President and Chief Executive Officer

Brandywine Realty Trust

2929 Arch Street, Suite 1800

Philadelphia, Pennsylvania 19104

(Name and Address of Agent for Service)

(610) 325-5600

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Michael H. Friedman, Esq.

Betty Linkenauger Segaar, Esq.

Troutman Pepper Locke LLP

3000 Two Logan Square

18th and Arch Streets

Philadelphia, Pennsylvania 19103

(215) 981-4563

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E of Form S-8 for the purpose of (i) registering an additional 5,000,000 Common Shares of Brandywine Realty Trust (“Brandywine”) pursuant to the Brandywine Realty Trust 2023 Long-Term Incentive Plan (the “Plan”), plus up to an additional 2,000,000 shares to accommodate the share recycling provisions in the Plan and (ii) extending the term of the Plan to March 19, 2036. The contents of Brandywine’s Registration Statements on Form S-8 relating to the Plan (No. 333-272194 and No. 333-287716) (the “Prior Registration Statements”), as previously filed by Brandywine with the Securities and Exchange Commission (the “Commission”), as updated by the information set forth below, are incorporated by reference into this Registration Statement.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Certain information about Brandywine is “incorporated by reference” to reports and exhibits it files with the Commission that are not included in this Registration Statement. Brandywine discloses important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Brandywine incorporates by reference the documents listed below that it has filed with the SEC:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on February 23, 2026;

•

The information specifically incorporated by reference into Brandywine’s Annual Report on  Form 10-K for the year ended December  31, 2025 from its Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 7, 2026;

•	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the Commission on May 1, 2026;

•	The Current Reports on Form 8-K or Form 8-K/A, as filed with the Commission on March 13, 2026 and June 1, 2026; and

•

The Description of Brandywine’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, contained in Exhibit 4.9 to Brandywine’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on February 23, 2026.

All documents that Brandywine subsequently files with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished to but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Maryland statutory law governing real estate investment trusts formed under Maryland law (the “Maryland REIT Law”) permits a Maryland real estate investment trust (“REIT”) to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law (the “MGCL”). In the case of directors and officers of a Maryland corporation, the MGCL permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification: (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of such status, against reasonable expenses incurred by him or her in connection with the proceeding and (2) any present or former trustee or officer against any claim or liability to which he or she may become subject by reason of such status.

In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his or her status as a trustee or officer.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1	Articles of Amendment and Restatement of Declaration of Trust of Brandywine Realty Trust (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K filed on May 29, 2018 and incorporated herein by reference).

4.2	Articles Supplementary relating to opt-out of Maryland Unsolicited Takeover Act, filed with the State Department of Assessments and Taxation of Maryland on March 2, 2018 (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K filed on March 6, 2018 and incorporated herein by reference).

4.3	Preferred Share Reclassification Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on March 2, 2018 (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K filed on March 6, 2018 and incorporated herein by reference).

4.4	Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated December 17, 1997 and incorporated herein by reference).

4.4.1	First Amendment to Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated December 17, 1997 and incorporated herein by reference).

4.4.2	Second Amendment to the Amended and Restated Agreement of Limited Partnership Agreement of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine Realty Trust’s Form 8-K dated April 13, 1998 and incorporated herein by reference).

4.4.3	Third Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated May 14, 1998 and incorporated herein by reference).

4.4.4	Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 13, 1998 and incorporated herein by reference).

4.4.5	Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 13, 1998 and incorporated herein by reference).

4.4.6	Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 13, 1998 and incorporated herein by reference).

4.4.7	Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

4.4.8	Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

4.4.9	Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

4.4.10	Tenth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

4.4.11	Eleventh Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

4.4.12	Twelfth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

4.4.13	Thirteenth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated September 21, 2004 and incorporated herein by reference).

4.4.14	Fourteenth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated January 10, 2006 and incorporated herein by reference).

4.4.15	Fifteenth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated August 18, 2006 and incorporated herein by reference).

4.4.16	Sixteenth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated August 9, 2010 and incorporated herein by reference).

4.4.17	Seventeenth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated April 11, 2012 and incorporated herein by reference).

4.5	List of partners of Brandywine Operating Partnership, L.P. (previously filed as an exhibit to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2025 and incorporated herein by reference).

4.6	Bylaws of Brandywine Realty Trust (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated May 29, 2018 and incorporated herein by reference).

4.7	Indenture dated as of October 22, 2004 among Brandywine Operating Partnership, L.P., Brandywine Realty Trust, certain wholly owned subsidiaries of Brandywine Operating Partnership, L.P. named therein and The Bank of New York Mellon, as Trustee (previously field as an exhibit to Brandywine’s Current Report on Form 8-K dated October 22, 2004 and incorporated herein by reference).

4.7.1	First Supplemental Indenture dated as of May 25, 2005 by and among Brandywine Realty Trust, the Operating Partnership, certain wholly-owned subsidiaries of the Operating Partnership named therein and The Bank of New York Mellon, as Trustee (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated May 25, 2005 and incorporated herein by reference).

4.7.2	Second Supplemental Indenture dated as of October 4, 2006 by and among Brandywine Realty Trust, the Operating Partnership and The Bank of New York Mellon, as Trustee (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2006 and incorporated herein by reference).

4.7.3	Third Supplemental Indenture dated as of April 5, 2011 by and among Brandywine Realty Trust, the Operating Partnership and The Bank of New York Mellon, as Trustee (previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated April 5, 2011 and incorporated herein by reference).

4.8	Brandywine Realty Trust 2023 Long-Term Incentive Plan, as amended (previously filed as Appendix B to Brandywine’s Definitive Proxy Statement on Schedule 14A dated April 7, 2026 and incorporated herein by reference).

5.1*	Opinion of Troutman Pepper Locke LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Troutman Pepper Locke LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (contained in the signature page hereto).

107.1*	Filing Fee Table.

*	Filed Herewith

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Brandywine certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 18, 2026.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney
Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed by the following persons in the capacity and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Gerard H. Sweeney his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)	Date

/s/ Gerard H. Sweeney Gerard H. Sweeney	President, Chief Executive Officer and Trustee (Principal Executive Officer)	June 18, 2026

/s/ Thomas E. Wirth Thomas E. Wirth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2026

/s/ Daniel Palazzo Daniel Palazzo	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2026

/s/ James C. Diggs James C. Diggs	Non-Executive Chairman of the Board of Trustees and Trustee	June 18, 2026

/s/ Reginald DesRoches Reginald DesRoches	Trustee	June 18, 2026

/s/ H. Richard Haverstick, Jr. H. Richard Haverstick, Jr.	Trustee	June 18, 2026

/s/ Charles P. Pizzi Charles P. Pizzi	Trustee	June 18, 2026